PURCHASE AGREEMENT

I.       Parties.

         This PURCHASE AGREEMENT is made this 9th day of February, 1999, by and between Maxnet, Inc., incorporated under the laws of the State of Delaware, the ("Buyer"), and Trident Recovery Systems, Inc., (hereinafter "Trident") a corporation organized and existing under the laws of the State of New York the ("Seller").

II.      Recitals.

         WHEREAS, Seller is desirous of selling Trident and certain assets ("Assets") list of which is attached as Attachment #2, to the Buyer upon the terms and conditions hereinafter set forth in this Purchase Agreement (together with any Attachments hereto, the "Agreement").

         WHEREAS, Seller is the owner of certain collection related assets including but not limited to the customers, equipment, expertise, and all similar designations thereto, certain proprietary contracts, etc. See Attachment; and

         WHEREAS, Steven M. Feinberg, is the sole shareholder in Trident and the assets as listed on the Attachment; and

         WHEREAS, Steven M. Feinberg, wish to sell, transfer and exchange 100% of the joint and respective rights, title and interest in and to 100% of the shares in Trident and the assets as listed on the Attachment to Buyer; and

         WHEREAS, the Board of Directors of Trident and Steven M. Feinberg has consented to such sale, transfer and exchange; and

         WHEREAS, Buyer desires to purchase 100% of the aforesaid share of Trident and the assets as listed on the Attachment for and in consideration of the Purchase Price referred to below; and

         IN CONSIDERATION of the purpose of this Purchase Agreement, all parties hereby mutually and individually acknowledge and agree to the following:

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

III.     Recitals True and Correct.

         The foregoing recitals are true and correct and are incorporated herein by reference unless otherwise stated.

         1. Agreement to Sell. All of the SELLERS PARTIES hereby agree to sell, transfer and exchange 100% of their joint and respective shares in Trident and the assets listed on the Attachment to Buyer, said shares to aggregate 200 shares (out of 200 total share issued and outstanding) of common stock, no par value, constituting 100% of the issued and outstanding shares in and to Trident and Buyer hereby agrees to purchase all of said shares for and in consideration of the Purchase Price referred to in Paragraph 2, below.

         2. Purchase Price. All parties hereby agree that the purchase price for 100% of the Trident shares referred to in Paragraph 1 shall be $875,000.00 and the shareholders are willing to accept 500,000 common shares of MXNT .0001 par value. To be released as follows: $100,000 to be released upon the signing of this document and Trident transferring its assets as listed on the Attachment; the next 100,000 shares are to be released in three (3) months after consummation of the purchase; then 100,000 shares in six (6) months, then 100,000 in nine (9) months, then the final 100,000 in twelve (12) months. Said distribution of shares to be distributed to the respective member of the PARTY in proportion to the stock ownership in Trident and the Assets.

         3. Closing. Closing of the above referenced transaction shall take place at 2:00 P.M. on February 9, 1999 at the offices of Maxnet, Inc. located at 4440 U.S. Highway Rt 9 South, Suite 2800 Freehold, NJ 07728 or at any other location acceptable by both parties.

IV.      Value.

         Seller, on the Closing Date, shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase from the Seller, all of Seller's right, title and interest in Trident and to the Assets upon the terms and conditions herein set forth. Upon closing, the Seller shall deliver to Buyer the Assets, duly endorsed for transfer and accompanied by appropriate instruments of transfer duly endorsed, with appropriate documentary tax and intangible tax stamps affixed, if any are required, upon delivery to the Seller of the Purchase Price.

V.       Representation and Warranties of Seller.

         The Seller represents and warrants to the Buyer that:

         A. Corporate Standing. Seller owns and will have at Closing a complete and unrestricted power of authority to sell, assign, transfer and delivery to Buyer Trident and the Assets at Closing, and Buyer is so acquiring at Closing, good, valid and marketable title to Trident and the Assets, free and clear of all liabilities, obligations, claims, liens, charges, options and encumbrances of any kind whatsoever, whether oral or written

         B. Seller's Authority and Consents. The Seller has the right, power, legal capacity, and authority to enter into this Agreement and perform its obligations hereunder without obtaining the prior approval or consent of any person, entity or governmental body.

         C. Corporate Standing: Qualifications of Corporation. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite power and authority to own, lease and operate its business. The Corporation has all the necessary franchises, permits, licenses and certificates necessary to conduct its business, without any violations of the rights of others, and is duly authorized, qualified and licensed under all laws, regulations, authorizations or orders of public authorities to carry on such business at the locations and in the manner customarily conducted.

         D. Binding Agreement. This Agreement has been duly executed and delivered to the Seller, acting pursuant to the direction and authorization of the Management and Board of Directors of Seller, after full and complete presentation of this Agreement to Seller's Supervisory Board. Upon execution by Seller, this Agreement shall constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' right, and will not:

                           (i)      Violate any provision of law;

                           (ii)     Conflict    with    the    Certificate    of
                                    Incorporation  or the Bylaws of the Seller's
                                    Corporation; or

                           (iii) Result in the loss or adverse modification of, the imposition of sanctions, penalties or fines on any license, permit or other authorization granted to or otherwise held by or for the use of the Corporation under which the Corporation conducts its business.

         E. Capital Stock. The Seller's authorized capital stock consists entirely of 200 Shares of no par value common stock, all of which shares have been issued and are outstanding, and have been duly authorized, validly issued, fully paid and nonassessable. There is no security convertible into or exchangeable for stock of the Corporation nor is there any existing option, warrant, right, agreement, call or commitment obligations the Corporation to issue of delivery any additional stock of the Corporation of any class or character. The Seller is the beneficial and record owner of the Shares.

         F. Title to Assets. The Seller owns these Assets free and clear of any and all liens, pledges, security agreements, equities, options, restrictions, encumbrances or charges whatsoever. The Ownership of the Shares is not subject to any agreement, trust or adverse claim. The Seller has the lawful, valid, marketable and indefeasible title to Trident and the Assets, and has full right, power and authority, without the prior or subsequent approval of any person, governmental body or court to sell, transfer, assign and deliver the Trident and the Assets as provided in this Agreement, and such delivery will convey to the Buyer lawful, valid, marketable and indefeasible title to all of the Assets, free and clear of any trust, liens, claims charges, pledges, security interests, options, encumbrances or restrictions of whatever nature.

         G. Licensing to carry on Business. In the event that a license is required to carry on any and all business related to this Agreement, the Seller shall apply for such license within 10 days of any notification of such necessity for such license.

         H. Subsidiaries, Affiliation, Etc. The Seller does not own, directly or indirectly, nor is it under any obligation to acquire securities of any corporation, whether equity or debt, or any interest in a partnership, association, joint stock company, business trust or other entity. There are no business operations conducted by the Seller under trade names different from that of the Seller, Trident.

         I. Litigation. There is no suit, action, arbitration, proceeding or investigation pending or threatened by or against Seller, its business, properties, assets, licenses, permits or goodwill, or by or against any or the Seller's officers, directors, employees, affiliates or against or affecting the transactions contemplated by this Agreement, or pertaining to any labor dispute, grievance, controversy or strike or organizational claim, before any court or by any governmental department, bureau, commission, board, agency or instrumentality, not does the Seller know of any basis for any such action, proceeding, or investigation. The Seller is not subject to or bound by any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Seller is not presently engaged in any legal action to recover monies due to them or damages sustained by them which relates to or may affect the business or financial condition of the Seller.

         J. Financial Statements. Seller shall prepare and furnish any and all financial statements required by the Buyer within 10 days of such request.

         K. Absence of Liabilities. The Buyer desires to purchase the Assets owned by Seller free and clear of all liabilities, claims, liens or obligations of any kind, on the terms and conditions hereinafter set forth.

         L. Corporate Documents. Attached hereto are copies of the current articles, bylaws, and minutes of the Trident Corporation. There are no other documents which affect the rights of the Trident Corporation or any shareholders thereof. There is nothing in the articles or bylaws or any other documents which prohibit the Seller or M. Marsowicz from entering to this transaction, or consummating the transactions as contemplated thereby.

         M. Binding Contracts. Except as set forth hereto, as of the Closing Date, the Seller does not have any material contracts, commitments, arrangements or understandings, except for the employment agreement between Trident and Steven M. Feinberg, LLC and, after the Closing, will not be bound by any material contract commitment, arrangement or understanding, excluding employment agreements, if not otherwise set forth in this Agreement.

         N. Property. There is no real or personal property which is owned, of record or beneficially, by the Seller or which the Seller has agreed to purchase or sell.

         O. Patents, Trademarks, Trade Names, Etc. Except as set forth hereto, the Seller does not own or possess any license or other rights to use any patient, trademark, service mark, trade name, patent, copyright, trade secret or other item of industrial or intellectual property belonging to any other person, corporation or entity not listed in this Agreement.

         P. Agents, Power of Attorney. As of the Closing Date, the Seller will not have any agents, except as required by law, and will have withdrawn the authority of any agents previously appointed.

         Q. Authority, Bank Accounts, Etc. All Authority to Bank Accounts after this closing shall be arranged by Maxnet, Inc. Corporate headquarters in New Jersey.

         R. Tax Matters. The Seller has duly and properly filed, and or the Seller filed on behalf of the Trident Corporation all tax reports and returns required to be filed by it and has duly and properly paid all taxes and other charges due or claimed to be due from it by federal, state, local, foreign or other taxing authorities.

         S. Full Disclosure. As of the date of this Agreement, the Seller, and at the Closing Date will have, disclosed all events, conditions, and facts which could materially affect the buyer, its licenses, its financial condition and any business prospects of the Buyer. The Seller has not now, and will not have at the Closing Date, withheld knowledge of such events, conditions, and facts which the Seller knows or has reasonable ground to know may affect the Buyer, its licenses, its financial condition and any business prospects of the Buyer. Except as otherwise disclosed pursuant to this Agreement, no representation or warranty contained herein, or in any of the Attachments or Documents attached hereto or in the financial statements or in any certificate, statement or memorandum furnished or to be furnished pursuant to this Agreement, contains or will contain any untrue or incorrect statement or omits or will omit any fact without which such representation, warranty statement or certificate would be misleading.

         T. Corporate Documents. The Certificate of Incorporation, all amendments thereto, By-laws, and all amendments thereto, and all minutes of the meetings of the Board of Directors and Shareholders of the Corporation are contained in the Minute Book of the Corporation and are true, correct and complete.

VI.    Representations    and    Warranties    of    the    Buyer.


The Buyer represents and warrants to
the  Seller  that the  matters  set forth  hereafter  are true and  correct:

         A. Organization; Authority. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and will have at Closing the complete and unrestricted power and authority to execute and acquire at Closing the Shares of Trident and Assets in accordance with the terms hereof, and to perform the transactions contemplated hereby.

         B. Buyer's Authority and Consents. The Buyer has the right, power, legal capacity and authority to enter into this Agreement and perform the obligations of Buyer hereunder without obtaining the consent of any person, entity or governmental body.

         C. Binding Obligations. This Agreement has been duly executed and delivered by a duly authorized officer of the Buyer. Upon execution by Buyer, this Agreement shall constitute the legal valid and binding obligation of the Buyer.

VII. Obligations of the Parties Prior to Closing.

         A. Obligations of the Seller prior to Closing:

                  (i) Access to Records, Etc. During the period from the date of the Letter of Intent, dated February 3rd, 1999, until the Closing, the Seller shall afford the Buyer or its representatives, on reasonable notice, full access to all assets, properties, books, records, agreements, commitments and personnel during the normal business hours of the TRIDENT Corporation, to allow them to make such extracts and copies as they may require and to furnish them with all such information and documents concerning the affairs of the Trident Corporation as they may reasonable request.

                  (ii) Conduct of Business. During the period from the date of the Letter of Intent until the Closing, except with the prior written consent of the Buyer, the Seller shall cause the Trident Corporation to comply with all laws material to the Trident Corporation and its business and all laws of which compliance is required for the valid consummation of the transactions contemplated hereby.

                  (iii) Standstill. During the period from the date of the Letter of Intent until Closing, except with the prior written consent of the Buyer, the Seller Shall Not cause the Trident Corporation to do any of the acts described in the following items (1) through (5).

                           (1)  make  any   change  in   Trident   Corporation's
authorized or issued capital stock, or issue or create any warrants, obligations, subscriptions, options or any securities convertible into, or any rights to purchase, any shares or stock of any class;

                           (2) declare,  set aside or pay any  dividends or make
any other distribution or payment in respect of Trident Corporation's capital stock, or directly or indirectly redeem purchase, or otherwise acquire any of Trident Corporations capital stock, or issue distribute, hypothecate or pledge any share of Trident Corporation capital stock held in its treasury;

                           (3) mortgage, pledge, or subject to lien or any other
charge or encumbrance the shares;

                           (4) purchase or otherwise  acquire any equity or debt
security or any corporation, entity or otherwise; or

                           (5) conduct  the  business in other than a normal and
regular manner.

                  (iv) Cooperation. Seller shall cooperate with Buyer, and shall otherwise comply with all reasonable requests for information or documentation necessary for the consummation of the transactions contemplated hereby.

VIII.  Conditions Precedent to the Buyer's  Obligations.

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, each and every obligation of the Buyer under this Agreement, whether to be performed prior to or at the Closing, is subject to the fulfillment of the conditions set forth in each and every paragraph of this Section unless such fulfillment is waived in whole or in part by the Buyer in the manner stipulated hereunder.

         A. No Material Adverse Changes. Except as otherwise disclosed pursuant to this Agreement, there shall not have occurred, between the date of execution of the Letter of Intent and the Closing Date, any material adverse change in Trident Corporation's condition, financial or otherwise, nor the creation of any liabilities to the Trident Corporation and the Assets whether or not it is reflected on the balance sheet as of the Closing Date.

         B. Representations and Warranties of the Seller. The representations and warranties of the Seller contained in this Agreement and any document given pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date.

         C. Performance by the Seller. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller of the Trident Corporation on or before the Closing Date shall have been complied with and performed.

         D. Delivery of Corporate Documents, Etc. The Seller shall deliver to the Buyer at the Closing true and complete copies of Trident Corporation's records to show ownership of the assets to be sold, including but not limited to payment receipts, shipping documents, etc.

         E. Absence of Litigation. No action, suit or proceeding shall have been instituted or threatened against Seller or the Trident Corporation prior to the Closing, the result of which could prevent, or make illegal, the consummation of any part of the transaction contemplated by this Agreement, or which would be materially adverse to the business of the Trident Corporation.

         F. Authority and Consents. All necessary agreements and consents required of the Seller for the performance of the transactions contemplated by this Agreement or otherwise pertaining to the matter covered by it shall have been obtained by the Seller and delivered to Buyer, and shall be in full force and effect at the Closing.

         G. Approval of Documentation. The form and substance of all certificates, instruments, and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its legal counsel.

IX. Conditions Precedent to the Seller's Obligations.

         A. Representations and Warranties of the Buyer. The representations and Warranties of the Buyer contained in this Agreement and any document given pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representation and warranties had been made as of the Closing Date.

         B. Performance by the Buyer. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Buyer, on or before the Closing Date shall have been complied with and performed.

X.  Closing.

         The Closing of the transactions contemplated hereunder shall be consummated at the office of Maxnet, Inc. on February 9, 1999. The date of sale and the consummation of transactions contemplated by this Agreement are, respectively, herein referred to as the "Closing Date," and the "Closing,"

XI. Survival of Representation.

         Unless otherwise disclosed at the Closing by the representing or warranting party, all of the representatives and warranties of Seller and Buyer shall be true as of the Closing Date and shall survive the Closing of the transactions contemplated herein, any investigations made, and the delivery of all required instruments and documents hereunder.

         The absence of specific survival language after any specific provision set forth in the representations, warranties or obligations shall not be deemed or construed to mean that such representations, warranties or obligations do not survive.

XII.  Indemnification.

         Seller hereby agrees to indemnify, defend and hold harmless the Buyer from and against all demands, claims actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney fees and expenses asserted against, resulting to, and imposed upon or incurred by either the Trident Corporation, its Assets or the Buyer caused by (a) liabilities and obligations of, and claims against, the Trident Corporation, its Assets (including but not limited to the payment of taxes, assessment and the like) existing as of the Closing Date or arising out of facts or circumstances existing on or prior thereto, or (b) a breach of any agreement, covenant, representation or warranty of Seller (including those made on behalf of the Trident Corporation), or any facts or circumstances constitute such a breach. Seller's obligation under this paragraph shall survive the closing of the transaction contemplated hereunder and the delivery of all required instruments and documents hereunder.

XIII.    Documentation.

         The Trident Corporation and each Seller agree to execute and deliver on or before the Closing hereunder such other instruments, certificates, or documents which Buyer and or Buyer's counsel may request as being necessary to carry out the intentions of this Agreement.

XIV.     Governing Law.

         This Agreement shall be construed and interpreted and the rights granted herein governed by the provisions of the laws of the State of New Jersey.

XV.      Notices.

         Any notice, request, demand, or other communication to be given hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes if it is sent by Registered or Certified Mail, Return Receipt Requested, postage prepaid, to the party who is to receive same, or its or his legal representative, at the address hereinafter set forth or to such other addresses as may be designated by such party, in writing:

         To Buyer:  Gerald Kaufman, Esq.
                    33 Walt Whitman Road, Suite 233 Huntington Station, NY 11746

         To Seller: Steven Feinberg, Esq., LLC
                    333 North Broadway, Suite 1000 Jericho, NY 11753

XVI.     Waiver and Modification:

         No waiver or modification of the Agreement or any covenant or limitation herein contained, shall be valid unless in writing and duly executed by the party to be charged, and no evidence of any waiver or modification shall be offered or received in evidence in any litigation or arbitration between the parties or any of them, arising out of the Agreement, unless such waiver or modification is in writing and duly executed, as aforesaid. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, irrespective of similarity, or shall constitute a continuing waiver, unless otherwise expressly provided. No failure or delay on the part of any party exercising any right, power or privilege under any provision of this Agreement shall operate as a waiver thereof, not shall a partial or single exercise thereof preclude any other or further exercise of any other right, power or privilege.

XVII.    Assignment

         This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that, Buyer may assign its rights hereunder to an affiliated company, upon notice to Seller

XVIII.   Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior negotiations, agreements, and understandings, if any.

XIX.     Parties Bound

         The parties hereto  acknowledge  and agree that the Agreement  shall be
binding   upon  and   inure  to  the   benefit   of  their   respective   heirs,
representatives, and their respective successors and assigns.

XX.      Captions

         The captions contained in the Agreement appear as a matter of convenience only and shall not be deemed to change the substantive matters contained within the paragraph.

XXI.     Counsel

         The parties represent that each has had an opportunity to have counsel review the Agreement and neither is relying upon the advice, statement or comments of counsel for the other.

XXII.    Counterparts

         This Agreement may be executed in several counterparts, and all counterparts duly executed shall constitute one agreement, provided that the several counterparts together shall have been each executed by Buyer and Seller.

XXIII.   Parties in Interest

         Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective permitted successors and assigns nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision hereof give any third person any right of subrogation or action over or against any party to this Agreement.

XXIV.     Severability.

         In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such provision, to the extent the same shall have been held invalid, illegal or unenforceable, had never been contained herein.

         IN WITNESS WHEREOF, the parties have set their hands and seals on the date before written Seller:

         TRIDENT:


         By: ______________________________________________
             Steven Feinberg, President and Chairman of the Board

Buyer:

         MAXNET, INC.


         By:_________________________________________
                  Henry Val, President and CEO